                                                                     EXHIBIT 2.1
                                                          CONFIDENTIAL TREATMENT



                             ACQUISITION AGREEMENT

                                      BY

                                      AND

                                     AMONG

                                CAR MMR L.L.C.,

                               O. BRUTON SMITH,

                         SONIC FINANCIAL CORPORATION,

                             MMR HOLDINGS, L.L.C.,

                    MMR VIKING INVESTMENT ASSOCIATES, L.P.

                                      AND

                             MMR TENNESSEE, L.L.C.

                                                          CONFIDENTIAL TREATMENT


                               TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS...........................................................................   2
ARTICLE 2 PURCHASE PRICE, DEPOSITS AND STUDY PERIOD.............................................   8
ARTICLE 3 COVENANTS AND OTHER AGREEMENTS........................................................  14
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLERS AND OWNERS..................................  17
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER........................................  24
ARTICLE 6 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRER...................................  26
ARTICLE 7 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS AND OWNERS.............................  28
ARTICLE 8 CLOSING...............................................................................  28
ARTICLE 9 COOPERATION ON TAX MATTERS............................................................  32
ARTICLE 10 DISPOSITION OF CASH ASSETS AND TERMINATION OF CONTRACTS  OF THE OWNERS UPON CLOSING..  33
ARTICLE 11 DEFAULT AND REMEDIES.................................................................  34
ARTICLE 12 INDEMNIFICATION......................................................................  35
ARTICLE 13 MISCELLANEOUS........................................................................  37

                                                          CONFIDENTIAL TREATMENT

EXHIBITS:
*Exhibit 2.2          -    Form of Escrow Agreement
*Exhibit 2.5(a)(i)    -    Schedule of Documents to be Delivered to the Acquirer
*Exhibit 2.5(a)(ii)   -    Schedule of Documents to be Made Available to the Acquirer
*Exhibit 3.12         -    General Release
*Exhibit 6.3(a)       -    Pre-Acquisition Lease Termination Agreement and Estoppel Certificate
*Exhibit 6.3(b)       -    Tenant Estoppel Certificate
*Exhibit 8.2(a)(i)    -    Assignment of Membership Interests - Smith and SFC
*Exhibit 8.2(a)(ii)   -    Assignment of Partnership Interests - Smith
*Exhibit 8.2(a)(iii)  -    Assignment of Membership Interests - Smith
*Exhibit 8.2(l)       -    Opinion of Sellers' and Owners' Counsel
*Exhibit 8.3(c)       -    Opinion of the Acquirer's Counsel
*Exhibit 13.15        -    Representation Letter Regarding Audit of Books & Records

SCHEDULES:

*Schedule A           -    Properties and Descriptions per Owner
*Schedule 1.1         -    Mortgage Debt
*Schedule 1.2         -    Current Title Policies
*Schedule 1.3         -    Rent Roll
*Schedule 4.1(d)      -    Litigation
*Schedule 4.2(i)      -    Environmental Reports
*Schedule X           -    Disclosures

* Omitted. The Registrant agrees to furnish supplementally to the Commission a copy of any omitted exhibit or schedule upon request.

                                                                     EXHIBIT 2.1
                                                          CONFIDENTIAL TREATMENT


                             ACQUISITION AGREEMENT

     THIS ACQUISITION AGREEMENT ("Agreement") is made and entered into as of the 30th day of June, 1999 (the "Effective Date"), by and among (i) O. BRUTON SMITH, an individual ("Smith"), (ii) SONIC FINANCIAL CORPORATION, a North Carolina corporation ("SFC" and, together with Smith, collectively "Sellers" and individually, "Seller"), (iii) MMR HOLDINGS, L.L.C., a North Carolina limited liability company ("MMR Holdings"), (iv) MMR VIKING INVESTMENT ASSOCIATES, L.P., a Texas limited partnership ("MMR Viking"), (v) MMR TENNESSEE, L.L.C., a North Carolina limited liability company ("MMR Tennessee", and together with MMR Holdings and MMR Viking, collectively, the "Owners" and individually, "Owner"), and (vi) CAR MMR L.L.C., a Delaware limited liability company (the "Acquirer"), under the following circumstances:

                                   RECITALS:

     1. The Owners own (or will own prior to the Closing) the properties listed in Schedule A (such properties, together with all other rights,
          ----------
privileges, hereditaments and interests appurtenant thereto constituting Real Property, and all Improvements, Leases, Personal Property and Intangible Property (each as defined herein) relating thereto, the "Properties" and, individually, a "Property").

     2. The only members in MMR Holdings are Smith, who owns a fifty-four and eighty-eight one hundredths percent (54.88%) membership interest in MMR Holdings, and SFC, which owns a forty-five and twelve one-hundredths percent (45.12%) membership interest in MMR Holdings (collectively, the "Membership Interests").

     3. The only partners in MMR Viking are Smith, who owns a one percent (1%) partnership interest in MMR Viking, and MMR Holdings, which owns a ninety-nine percent (99%) partnership interest in MMR Viking (the "Holdings' Viking Interest").

     4. The only members in MMR Tennessee are Smith, who owns a one percent (1%) membership interest in MMR Tennessee, and MMR Holdings, which owns a ninety-nine percent (99%) membership interest in MMR Tennessee (the "Holdings' Tennessee Interest" and together with the Holdings' Viking Interest, the "Holdings' Interest").

     5. At Closing hereunder, the Sellers will sell the Sellers' Membership Interests in MMR Holdings and Smith will sell his partnership interests in MMR Viking and his membership interests in MMR Tennessee (the "Smith Interests", and together with the

Membership Interests, the "Interests"), as the case may be, and the Acquirer will purchase the Interests upon and subject to the terms and conditions, as more particularly set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     .1   Definitions.  As used in this Agreement, the following terms shall
          -----------
have the following meanings:

             "Acquirer" has the meaning set forth in the Preamble.

             "Adjusted Purchase Price" means the aggregate Purchase Price for all Interests sold by the Sellers, as the same may be increased or decreased as follows: first, by deducting the principal amount of all then-outstanding
         -----
mortgage indebtedness encumbering the Properties as of the Closing Date and deducting all interest on such mortgage indebtedness accrued and unpaid as of the Closing Date; second, by deducting the amount (determined by the Acquirer in
                  ------
good faith and agreed to by the Sellers) of all liabilities, claims, demands, losses or damages arising from any breaches by the Sellers or the Owners of their respective representations and warranties in Article 4 which are known prior to the Closing Date; third, to the extent provided in Section 3.9, by
                           -----
deducting the amount of any damage (determined by the Acquirer in good faith and agreed to by the Sellers relating to the Owners or the Properties) to a Property as determined prior to the Closing Date; fourth, by deducting the amount of any
                                         ------
other known and determinable liabilities (determined by the Acquirer in good faith and agreed to by the Sellers) relating to an Owner or a Property as determined prior to the Closing Date; and fifth, by deducting the amount of any
                                          -----
Acquisition Expenses relating to the sale and purchase of the Interests. If any of the items discussed in clauses "second," "third," and "fourth" above have occurred, but there has not been agreement between the Acquirer and the Sellers on or before the required adjustment date as set forth above, then, to the extent of such disagreement, such item shall not result in an adjustment to the Purchase Price, provided, that no party shall be deemed to have waived any of its other rights or remedies with respect to such item.

             "Acquisition Expenses" means the sum of (a) all out-of-pocket fees and expenses relating to the closing of the acquisition of any Properties, the conveyance of which is contemplated by this Agreement, in which Lender does not have a security interest as of the Effective Date (including, without limitation, environmental audit costs; survey costs; zoning report costs; appraisal costs; building condition survey costs; title insurance policy costs; title company and closing costs; deed, mortgage and other recordation, transfer, document and stamp taxes; and similar out-of-pocket expenses), (b) the costs of obtaining Phase I ASTM

Compliant Environmental Audits for any Properties for which a Phase I ASTM Compliant Environmental Audit was not obtained after the date that is six (6) months prior to the date on which such Property was purchased by the applicable Owner, (c) the costs of obtaining Phase II ASTM Compliant Environmental Audits for any Properties for which the Phase I environmental audits obtained for such Property recommended obtaining a Phase II environmental audit, but for which a Phase II ASTM Compliant Environmental Audit was not obtained, (d) the costs of obtaining an ALTA Compliant Survey (as hereinafter defined) for any Properties for which an ALTA Compliant Survey was not obtained at the time such Property was purchased by the applicable Owner, (e) the costs of obtaining zoning reports for any Properties for which neither (i) an ALTA 3.1 zoning endorsement to the owner's title insurance policy (regardless of whether such an endorsement could have been obtained pursuant to applicable law), nor (ii) other evidence of zoning, reasonably acceptable to the Acquirer, was obtained after the date that is six (6) months prior to the date on which such Property was purchased by the applicable Owner, (f) the costs of obtaining building condition surveys for the Properties to the extent the same have not been obtained as of the Effective Date; and (g) title insurance policy costs, title company and closing costs, recordation, deed, mortgage and other transfer, document and stamp taxes relating to the closing of the acquisition of any Properties, the conveyance of which is contemplated by this Agreement, in which Lender has a security interest as of the Effective Date. If Lender elects to accept the Body Shop Properties as collateral for the Mortgage Debt, then no expenses incurred in connection with the Body Shop Properties (other than those set forth in clauses (a) and (b) above), shall be included within Acquisition Expenses. Notwithstanding the foregoing to the contrary, (i) Acquisition Expenses shall not include costs and expenses which have been incurred by the Acquirer in the internal administrative and overhead costs incurred in connection with the acquisition by the Acquirer, and (ii) the aggregate of the elements of Acquisition Expenses set forth in clauses (e) through (g) above (the "Partial Acquisition Expenses Amount") shall be deemed to equal fifty percent (50%) of the difference between (A) the actual Partial Acquisition Expenses Amount, minus (B) One Hundred Thousand Dollars ($100,000), but, in any event, the Partial Acquisition Expenses Amount shall not be deemed to be less than Zero Dollars ($0) nor more than One Hundred Seventy-Five Thousand Dollars ($175,000).

          "Affiliate" means with respect to a Person, another Person who or that directly or indirectly controls, is controlled by or is under common control with the first Person; and the term "control" means the power to direct the management of an entity through voting rights, ownership or contractual obligations.

          "Allocated Mortgage Debt" shall mean, with respect to each Property, the product of (a) the Purchase Price allocable to such Property, multiplied by
(b) a fraction having a numerator equal to the original principal amount of the Mortgage Debt (as modified at Closing) and a denominator equal to the Purchase Price.

          "ASTM Compliant Environmental Audit" shall mean, with respect to a Phase I environmental audit, an audit that meets the American Society for Testing and Materials Standard E1527-97, and, with respect to a Phase II environmental audit, an audit that meets the American Society for Testing and Materials Standard E1903-97.

          "Body Shop Properties" means those Properties known as ABRA Auto Body & Glass, L.L.C., Chattanooga, Tennessee; JSI Collision Center, Inc., Bedford, Ohio; JSI Collision Center, Inc., Cleveland, Ohio; and JSI Collision Center, Inc., Cuyahoga Falls, Ohio.

          "Business Day" means any day of the year other than Saturday, Sunday or any other day on which banks located in Charlotte, North Carolina, generally are closed for business.

          "Closing" has the meaning set forth in Section 8.1.

          "Closing Date" has the meaning set forth in Section 8.1.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Contingent Properties" means those Properties set forth on Schedule A
                                                                      ----------
to which the Owners do not have legal title as of the date that is five (5) Business Days prior to the Closing Date.

          "Continuing Leases" means the Leases with respect to those Properties known as Citrus Chrysler-Plymouth-Dodge, Dade City, Florida; Chrysler-Plymouth Used Car Lot, Dade City, Florida; Saturn of Chattanooga, Chattanooga, Tennessee; Toyota of Cleveland, Cleveland, Tennessee; and the Body Shop Properties.

          "Effective Date" has the meaning set forth in the Preamble.

          "Environmental Laws" means the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations and guidelines as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Hazardous Materials" means petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

          "Improvement" has the meaning set forth in the definition of Real Property.

          "Intangible Property" means, with respect to each Owner, all intangible property now or on the Closing Date owned by the Owners or used in connection with the Real Property or the Personal Property by the Owners, to the extent assignable in accordance with its terms or under applicable law, including, without limitation, all right, title and interest in and to all: licenses, approvals, applications and permits issued or approved by any governmental authority and relating to the use, operation, ownership, occupancy and/or maintenance of the Real Property or the Personal Property; utility arrangements; indemnities; claims against third parties; plans; drawings; specifications; surveys; maps; engineering reports and other technical descriptions; books and records; insurance proceeds and condemnation awards; and all other intangible rights held by the Owners or used in connection with or relating to the Real Property or the Personal Property, including rights, if any, to current and past names of the Owners and Real Property.

          "Interests" means the Membership Interests and the Smith Interests.

          "Knowledge" means, with respect to an Owner, the actual knowledge of Benjamin F. Bracy, Mark J. Iuppenlatz or Virginia R. Dunn. With respect to both Sellers and Owners, "Knowledge" shall not mean or impute the knowledge of SAI (except to the extent the knowledge of SAI is informed by the knowledge of one or more of the aforementioned individuals).

          "Leases" means, with respect to each Property, all leases and other agreements granting the right to occupy or use all or any portion thereof, as well as leases which may be made by Owner after the date hereof and before the Closing as permitted by this Agreement.

          "Lender" means Ford Motor Credit Company, a Delaware corporation.

          "Lien" means any mortgage, lien (statutory or other), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or other encumbrance.

          "Membership Interests" shall mean all membership interests in MMR Holdings.

          "MMR Holdings" has the meaning set forth in the Preamble.

          "MMR Tennessee" has the meaning set forth in the Preamble.

          "MMR Viking" has the meaning set forth in the Preamble.

          "Mortgage Debt" means the existing mortgage indebtedness as set forth on Schedule 1.1 which encumbers certain of the Properties and which indebtedness
   ------------
will be
modified and assumed at the Closing by the Acquirer on terms and conditions satisfactory to the Acquirer, provided the Lender consents to such modification and assumption. The Mortgage Debt is secured by a deed of trust and/or mortgage lien against the Properties held by the Lender.

          "Owner" and "Owners" has the meaning set forth in the Preamble.

          "Partnership Interests" shall mean all partnership interests in MMR Viking.

          "Permitted Exceptions" means (a) those exceptions contained on Schedule "B" of the title policies currently held by the Owners, a list of which title policies is set forth on Schedule 1.2 (excluding Liens securing or
                               ------------
evidencing indebtedness other than the Mortgage Debt), (b) such additional encumbrances approved by Acquirer, such approval not to be unreasonably withheld or delayed, as do not adversely affect the use, value or marketability of the Property affected thereby, (c) those additional matters that may be specifically approved in writing by the Acquirer (which approval shall not be unreasonably withheld), (d) the Leases, (e) Liens for taxes which are not yet due and payable, and (f) Liens evidencing or securing Mortgage Debt to the extent and in the manner such Liens are in existence on the date hereof.

          "Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

          "Personal Property" means, with respect to each Owner, all tangible property owned by the Owners now or on the Closing Date or used by the Owners in conjunction with the operation, maintenance, ownership and/or occupancy of the Real Property, if any, including, without limitation: furniture; furnishings; art work; sculptures; paintings; office equipment and supplies; landscaping; plants; lawn equipment; and whether stored on or off the Real Property, tools and supplies, maintenance equipment, materials and supplies used in connection with the operation, maintenance, ownership or occupancy of the Real Property, shelving and partitions and any construction and finish materials and supplies not incorporated into the Improvements and held for repairs and replacements thereto, wherever located. The Personal Property does not include tools, supplies, equipment or other personal property owned by any tenant under the Leases.

          "Property" has the meaning set forth in the Recitals.

          "Purchase Price" means an amount equal to *.

              * Text deleted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934 and filed separately with the Securities Exchange Commission

          "Real Property" means, with respect to each Property, the fee simple absolute estate in and to the real property described or referred to on Schedule
                                                                        --------
A, together with all rights, privileges, hereditaments and interests appurtenant
-
thereto including, without limitation: any water and mineral rights, development rights, air rights, easements and any and all rights of the Sellers and the Owners in and to any streets, alleys, passages and other rights of way; and all buildings and other improvements located on or affixed to such real property and all replacements and additions thereto (collectively, "Improvements").

          "SAI" means Sonic Automotive, Inc., a Delaware corporation.

          "Sellers" has the meaning set forth in the Preamble.

          "SFC" has the meaning set forth in the Preamble.

          "Smith" has the meaning set forth in the Preamble.

          "Smith Interests" means all partnership interests held by Smith individually in MMR Viking, and all membership interests held by Smith individually in MMR Tennessee.

          "Sonic Agreement" shall mean that certain Sonic Agreement dated as of even date herewith by and among the Acquirer, SAI and the tenants set forth in such agreement.

          "Sonic Lease" has the meaning set forth in the Sonic Agreement.

          "Substitute Property" shall mean, with respect to a Disqualified Property or a Contingent Property, a parcel or parcels of real property that has or have been approved in writing by the Acquirer pursuant to the criteria set forth in Article 2 below and approved in writing by Lender pursuant to Lender's standard underwriting criteria, provided that the aggregate value (calculated on both the basis of an appraisal and on a capitalized rent basis of all such Substitute Properties) is equal to or greater than the aggregate value (calculated on both such bases) of all Disqualified Properties and Contingent Properties; provided, however, that the aggregate appraised value of all Substitute Properties shall not exceed the sum of (a) the aggregate appraised value of all Disqualified Properties, plus (b) the aggregate appraised value of all Contingent Properties by more than Three Million Dollars ($3,000,000).

          "Tax" or "Taxes" means all taxes, however, denominated, imposed by any federal, state, local or foreign government or any agency or political subdivision of any government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such taxes), real property gain taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other government charges, and other obligations of the same or of a similar nature to any of the foregoing.

             "Tax Return" means any return, report, information return or schedule or other document (including, without limitation, any related or supporting information or schedule, such as self-employment schedules and returns, federal Tax Form 1099's for all applicable transactions, property tax filings, sales and use tax returns, federal and state payroll reports and federal Tax Form 5500's) filed or required to be filed with any federal, state, local or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

             "Title Company" means Chicago Title Insurance Company or First American Title Insurance Company, as applicable.

             "Yield Differential" shall mean, with respect to funds placed in an escrow account or other account acceptable to Lender (as more specifically set forth in Sections 2.5, 2.6 and 8.4 below), the interest accruing on such funds pursuant to the documents governing the Mortgage Debt, less the interest earned on such funds in accordance with the Lender's reinvestment requirements set forth in the instruments relating to the Mortgage Debt; provided, however, that at any time and to the extent that the Mortgage Debt does not accrue interest on a fixed-rate basis, the Yield Differential shall be deemed to equal zero.

                                   ARTICLE 2
                                PURCHASE PRICE,
                           DEPOSITS AND STUDY PERIOD

     Upon the terms and subject to the conditions of this Agreement, the events set forth in this Article 2 shall be effected as of the Closing Date. Each Seller hereby agrees to sell, transfer, convey and assign to the Acquirer all right, title and interest in and to the Membership Interests, and Smith hereby agrees to sell, transfer, convey and assign to the Acquirer all right, title and interest in and to the Smith Interests, free and clear of all Liens, and the Acquirer hereby agrees to acquire such Interests in the manner described herein.

     .1   Payment of Purchase Price.  Subject to the terms and conditions set
          -------------------------
forth herein, (a) on the Closing Date, the Acquirer shall pay to the Sellers the Adjusted Purchase Price in cash or other immediately available funds, and (b) on the Second Funding Date, the Acquirer shall pay to the Sellers the Second Purchase Price in cash or other immediately available funds.

     .2   Deposit and Escrow Agreement.  Within three (3) Business Days after
          ----------------------------
the Effective Date, the Acquirer shall place in escrow with Chicago Title Insurance Company the sum of Five Hundred Thousand Dollars ($500,000), representing a deposit (the deposit, together with accrued interest thereon, are herein referred to as the "Deposit"), to be held in accordance with an Escrow Agreement (the "Escrow Agreement") substantially in the form attached hereto as Exhibit 2.2. The Deposit shall be disbursed by Chicago Title
                   -----------
Insurance Company in accordance with the terms and conditions of this Agreement and the Escrow Agreement.

     .3   Title Insurance.
          ---------------

               (a) Each of the Properties is currently covered by an owner's policy of title insurance held by the Owners. The Acquirer, at its expense (subject to inclusion in the Acquisition Expenses), shall obtain (or cause to be obtained) for each Property from the applicable Title Company at Closing an owner's title insurance policy (or modifications to the existing owner's title insurance policy) issued by the applicable Title Company in favor of the Owners and the Owners shall cooperate and facilitate Acquirer in obtaining such policy of title insurance (i) dated the Closing Date, (ii) in the full amount of the Purchase Price allocated to the applicable Property, (iii) in the current form of an American Land Title Association ("ALTA") Owner's Policy (or such other form as is acceptable to the Acquirer, if such ALTA form is not available in the state in which the applicable Property is located), (iv) subject only to the standard exclusions from coverage contained in such policy and the Permitted Exceptions, with full extended coverage over all standard and general exceptions (where available), and (v) which policy, together with all addendums to such policy, shall contain the following endorsements, if available in such state:

                       A.     an ALTA 3.1 zoning endorsement;

                       B.     a non-imputation endorsement;

                       C.     an owner's comprehensive endorsement;

                       D.     an access endorsement;

                       E.     a contiguity endorsement, if applicable;

                       F.     a survey endorsement;

                       G.     a creditor's rights endorsement;

                       H.     a fairways endorsement;

                       I.     a separate tax lot; and

                       J. such other endorsements as the Acquirer shall reasonably require after review of the survey, title insurance commitment and Leases.

             (b) The Sellers and the Owners shall promptly deliver to the Acquirer a copy of the existing title insurance policies covering the Properties. The Sellers and the Owners shall, at or prior to the Closing, deliver or cause to be delivered such commercially reasonable affidavits, certificates, information and customary instruments of indemnification, such as lien indemnitees, as shall be reasonably required to induce the applicable Title Company to issue the title insurance policies contemplated by this Section 2.3.

     .4   Survey.
          ------

             (a) Prior to the Closing, the Acquirer, at its option and expense (subject to inclusion in the Acquisition Expenses), may obtain a survey of each Property, prepared by a land surveyor licensed to perform surveys in the state in which such Property is located, that meets the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" as adopted by the American Land Title Association/American Society and American Congress on Surveying and Mapping in 1997 (or equivalent in the state in which such Property is located) (each, an "ALTA Compliant Survey") and is acceptable to the Acquirer.

             (b) The Sellers and the Owners shall promptly deliver or cause to be delivered to the Acquirer a copy of the surveys of the Properties currently in their possession.

     .5   Access to Information; Environmental Audits.
          -------------------------------------------

             (a) The Sellers and the Owners have delivered to the Acquirer, or shall deliver not later than five (5) days following the Effective Date, legible, true, correct and complete copies of the items set forth in Exhibit
                                                                     -------
2.5(a)(i).  At all times before the Closing, each Seller and Owner shall provide
---------
or cause to be provided to the Acquirer and its affiliates, their respective agents, employees, consultants and representatives, with continuing and reasonable access to all files, books, records and other materials in the possession or control of the Sellers and the Owners, as the case may be, relating to the Properties and to the operations, assets and liabilities of the Owners (including, without limitation, the items set forth in Exhibit
                                                              -------
2.5(a)(ii)) and the right to examine, inspect and make copies of such materials
-----------
as appropriate; provided, however, that all documents delivered to the Acquirer in original form before the Effective Date are subject to the letter agreement dated June 22, 1999, between the Acquirer and MMR Holdings.

             (b) At all times prior to Closing, each Seller and Owner shall also provide or cause to be provided for such parties to have reasonable physical access to the Properties for the purpose of conducting surveys, architectural, engineering, geotechnical and environmental inspections and tests (including sampling and invasive testing for the presence of Hazardous Materials performed in connection with Phase I environmental audits and, if necessary and with the prior written approval of the Sellers and the Owners (such approval not to be unreasonably withheld), Phase II environmental audits), feasibility studies and any other inspections, studies or tests reasonably required by them. The applicable Owner shall contract with and pay for in full (or the Sellers shall provide for payment in full prior to Closing), Engineering Consulting Services, Ltd., or such other environmental audit firm as may be designated by the Acquirer and reasonably agreed to by the Sellers to perform any environmental audit pursuant to this Agreement. The Acquirer may conduct a "walk-through" of tenant spaces upon reasonable and appropriate notice to tenants and subject to the rights of tenants. In the course of its investigations, the Acquirer may make inquiries to third parties including, without limitation, contractors, property managers, parties to any contracts relating to the Sellers, Owners and the Properties, if any, lenders, tenants and municipal, local and other governmental officials and representatives.

          (c) The Acquirer hereby agrees to indemnify and hold the Owners harmless from and against any loss, cost, liability or damage to persons or the improvements at the Properties suffered or incurred by the Owners (other than Acquisition Expenses) as a result of the entry on the Properties prior to the Closing by the Acquirer or its employees or agents.

          (d) The Acquisition Expenses shall be paid by Sellers as set forth in this Agreement.

          (e) In the event that the Sellers and the Owners have not timely fulfilled their obligations pursuant to the first two (2) sentences of Section 2.5(a), then, with respect to each Property for which any such obligation has been breached (it being agreed that any breach of an obligation to provide information with respect to an Owner shall be deemed a breach of such obligation with respect to each Property owned by such Owner) (each, an "Unreviewed Property"), and without reducing the Adjusted Purchase Price (but by means of delaying the delivery to Sellers of that portion of the Adjusted Purchase Price allocated to such Property), (i) the Acquirer may (or, if any Yield Differential would be payable as a result of interest accruing on the Mortgage Debt on a long-term fixed-rate basis, shall) cause the Lender at Closing to place into an escrow account (or such other account as may be acceptable to Lender) an amount equal to the Allocated Mortgage Debt for such Unreviewed Property for the period commencing on the Closing Date and expiring on the Unreviewed Property Yield Differential Expiration Date (as hereinafter defined), (ii) the Adjusted Purchase Price payable or to be paid at Closing shall be reduced by an amount equal to the Adjusted Purchase Price allocated to such Unreviewed Property as shown on the Rent Roll, and (iii) prior to Closing, the Sellers shall cause the Owner of such Unreviewed Property to transfer such Unreviewed Property to Seller or an Affiliate of Seller reasonably approved in writing by the Acquirer by quitclaim deed, without any representation or warranty, such that the applicable Owner shall be released from any and all liability related thereto. With respect to each Unreviewed Property, not later than the date (the "Extended Study Period Expiration Date") that is sixteen (16) days after the date on which the Acquirer receives legible copies of the title policy and/or commitment (and the accompanying title exception documents), survey, leases, environmental audit, building condition survey and appraisal for such Unreviewed Property in the Owners' and Sellers' possession and other information to be received under Exhibits 2.5(a)(i) or to which access is granted under Section 2.5(a)(ii)
------------------                                             ----------
(including, if a Phase I environmental audit for an

Unreviewed Property required or recommended the performance of a Phase II environmental audit, and Acquirer elects to have performed a Phase II environmental audit for such Unreviewed Property, the resulting Phase II environmental audit), if at all, the Acquirer shall deliver to the Sellers a Dissatisfaction Notice and the specific reasons therefor, after which such Unreviewed Property shall be deemed a Disqualified Property and the disposition of such Property shall be governed pursuant to Section 2.6. In the event that an Unreviewed Property is not a Disqualified Property pursuant to this Section 2.5(e), then, at such time as the Lender releases from escrow (or such other account as may have been acceptable to Lender) the Allocated Mortgage Debt for such Unreviewed Property (the "Unreviewed Property Yield Differential Expiration Date"), the parties shall proceed to Closing with respect to such Unreviewed Property in accordance with the other provisions of this Agreement (including, without limitation, Articles 6 and 8). During the period commencing on the Closing Date and expiring on the Unreviewed Property Yield Differential Expiration Date (upon which date the Yield Differential shall cease to accrue with respect to such Unreviewed Property), the Sellers shall pay to the Acquirer, not less often than monthly, the Yield Differential.

     .6   Investigation.  Notwithstanding any other provision of this Agreement,
          -------------
the Acquirer shall have a period (the "Study Period") expiring at the close of business on the date that is twenty-one (21) days following the Effective Date to perform such examinations, inspections, testing, studies and/or investigations of the condition of the Properties as the Acquirer deems necessary. If, prior to the expiration of such Study Period, the Acquirer shall, in its reasonable discretion, be dissatisfied with a material matter adversely affecting title to any Property (it being agreed that a document that prevents the use of the Property for uses conducted thereon immediately prior to the Effective Date, a site control agreement, a restrictive covenant, and a lease or purchase option each constitutes a matter affecting title to such Property), the survey of any Property, the environmental condition of any Property, or the condition of an improvement located on any Property (any such matter being hereinafter referred to as a "Property Defect" and any Property that is subject to a Property Defect being hereinafter referred to as a "Disqualified Property") then, prior to the expiration of the Study Period, the Acquirer shall so notify the Owners in writing (the "Dissatisfaction Notice") of its dissatisfaction with such Property or Properties and the specific reasons therefor. With respect to each Dissatisfaction Notice, within five (5) days after receipt thereof, the Owners may elect to (x) cure the Property Defect disclosed in the Dissatisfaction Notice by delivering written notice to the Acquirer of its intent to cure, and not less than five (5) Business Days prior to Closing, cure such Property Defect to the Acquirer's reasonable satisfaction,
(y) cure the Property Defect (solely for the purposes of this Agreement and not the applicable Sonic Lease) by causing (i) SAI, or (ii) SAI and the tenant under the applicable Sonic Lease, to execute and deliver to the Acquirer a writing reasonably acceptable to the Acquirer in form and content stating that, pursuant to the terms of the applicable Sonic Lease, SAI or the tenant under the applicable Sonic Lease, as applicable, will be responsible for remedying the Property Defect set forth in such Dissatisfaction Notice, or (z) exclude the Disqualified Property affected by the Property Defect from the transaction. In the event that a Disqualified Property is excluded from the transaction, (1) the Adjusted Purchase Price shall be reduced by the amount equal to the Adjusted Purchase Price allocated to such excluded Disqualified Property, and (2) Sellers shall cause the Owner of such Disqualified Property to transfer such Disqualified Property to another Person by quitclaim deed on or before the Closing Date, without any representation or warranty, such that the applicable Owner shall be released from any and all liability related thereto. Notwithstanding the foregoing sentence to the contrary, in the event a Property Defect constitutes a violation or, with the giving of notice would constitute a violation of Environmental Law and, in the Acquirer's reasonable judgment, the "worst case" scenario for the costs of remediating such violation or potential violation of Environmental Law could exceed Two Hundred Fifty Thousand Dollars ($250,000), and the Owners do not or cannot elect clause (z) above, then the Acquirer may, at its option, exclude the applicable Disqualified Property from the transaction. In the event a Property is excluded by the Owners pursuant to clause (z) above or excluded by the Acquirer pursuant to the foregoing sentence, then, without reducing the Adjusted Purchase Price (but by means of delaying the delivery to Sellers of that portion of the Adjusted Purchase Price allocated to such Property), the Acquirer may (or, if any Yield Differential would be payable as a result of interest accruing on the Mortgage Debt on a long-term fixed-rate basis, shall) cause the Lender at Closing to place into an escrow account (or such other account as may have been acceptable to Lender) an amount equal to the Allocated Mortgage Debt for such excluded Disqualified Property for the period (the "Yield Differential Period") commencing on the Closing Date and expiring on the Yield Differential Period Expiration Date (as hereinafter defined), in which event the Sellers shall pay to Acquirer, not less often than monthly, the Yield Differential. At such time as (a)(1) SAI obtains title to a Substitute Property and the same is conveyed to the Acquirer on terms and conditions mutually agreeable to SAI and the Acquirer, or (2) with the Sellers' prior written consent the Acquirer elects to substitute another property owned by it for such Disqualified Property and (b) the Lender releases from escrow the Allocated Mortgage Debt for such Substitute Property (the "Yield Differential Period Expiration Date"), the Yield Differential shall cease to accrue with respect to such Property. In the event the Sellers (I) elect not to cure the Property Defect disclosed in the Dissatisfaction Notice,
(II) fail to cure the same, (III) fail to cause SAI, the tenant under the applicable Sonic Lease, or both, to acknowledge SAI's or such tenant's responsibility (as more particularly set forth above) to cure the same, and (IV) fail to exclude the Property or Properties affected by the Property Defect, the Acquirer may, at its option, (A) waive such matters and proceed to Closing, or
(B) exclude such Disqualified Property and cause the Sellers (1) to use best efforts to cause SAI to deliver a Substitute Property and, (2) in the interim, to bear any Yield Differential. If the Acquirer shall not have provided a Dissatisfaction Notice as to a Property, the Acquirer shall not be entitled to assert a breach of any representation or warranty against Seller or Owner pursuant to this Agreement for any matter disclosed herein or in the due diligence materials provided pursuant to this Agreement (except as a result of actions by the Sellers or the Owners, as the case may be, occurring after the expiration of such Study Period) for such Property.

                                   ARTICLE 3
                        COVENANTS AND OTHER AGREEMENTS

     .1   Implementing Agreement. Subject to the terms and conditions hereof,
          ----------------------
each party hereto shall use its commercially reasonable efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby.

     .2   Preservation of Business. From the date of this Agreement until the
          ------------------------
Closing, the Sellers and the Owners shall cause the Properties to be operated only in the ordinary and usual course of business and consistent with past practice and maintained in good working condition and repair (ordinary wear and tear excepted), shall preserve the goodwill and advantageous relationships of the Sellers and the Owners with customers, suppliers, independent contractors, employees, tenants and other Persons material to the operation of the Properties, shall perform their material obligations under the Leases and other material agreements affecting the Properties and shall not take or permit any action or omission which would cause any of the representations or warranties of the Sellers and the Owners contained herein to become inaccurate or any of the covenants of the Sellers and the Owners herein to be breached.

     .3   Consents and Approvals. The Sellers and the Owners shall use their
          ----------------------
commercially reasonable efforts to obtain all third-party consents, approvals, certificates and other documents required in connection with the performance by them of this Agreement and the consummation of the transactions contemplated hereby prior to Closing. The Sellers and the Owners shall make all filings, applications, statements and reports to all governmental authorities and other Persons which are required to be made prior to the Closing by or on behalf of the Sellers or the Owners or any of their respective affiliates pursuant to any applicable law or contract in connection with this Agreement and the transactions contemplated hereby. The Acquirer shall make all filings, applications, statements and reports to all governmental authorities and other Persons which are required to be made prior to the Closing by or on behalf of the Acquirer or any of its affiliates pursuant to any applicable law or contract in connection with this Agreement and the transactions contemplated hereby.

     .4   Maintenance of Insurance.  The Owners shall cause the tenants under
          ------------------------
the Leases to continue to carry the insurance with respect to the Properties required under the Leases through the Closing Date.

     .5   Exclusivity. The Sellers or the Owners shall not provide, except as
          -----------
may be required to be disclosed pursuant to a law or an order of any court, any Confidential Material (as defined in Section 13.12(b)) concerning the Properties to, solicit offers for, or participate in any discussions or negotiations with, any Person other than the Acquirer, the Sellers' or Owners' consultants and advisors, and holders of debt currently encumbering the Properties concerning any sale, financing, merger or other similar transaction involving the Properties.

     .6   New Contracts and Liens.  Without the Acquirer's prior written consent
          -----------------------
in each instance, which will not be unreasonably withheld or delayed, the Sellers and the Owners, directly or indirectly, shall not, except as permitted by Section 3.7, grant, enter into, amend, terminate or grant concessions regarding any Liens affecting title to any Property or any contract or agreement that will be an obligation affecting the Properties, or binding on the Acquirer, after the Closing.

     .7   Leasing Arrangements.  The Sellers and the Owners, directly or
          --------------------
indirectly, shall not enter into, amend, terminate or grant concessions regarding any Lease unless the Acquirer has given its written consent, which consent shall not be unreasonably withheld or delayed, or unless otherwise permitted or required by this Agreement. The Sellers and the Owners shall provide the Acquirer with all material information related to each request for consent, including, without limitation, lease form, lease terms, leasing commissions, tenant improvement obligations and other lease procurement costs, description of tenant's business and tenant's financial statements or a Dunn & Bradstreet credit report.

     .8   Obligation to Supplement Information.  From time to time prior to the
          ------------------------------------
Closing, the Sellers, the Owners and the Acquirer shall promptly disclose in writing to each other party to this Agreement any matter hereafter arising or discovered which, to its knowledge, (a) would be reasonably likely to have a material adverse effect on the condition, value, use or marketability of a Property or an Interest, or (b) if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the other parties or which would render inaccurate in a material way any representation or warranty by the disclosing party made in this Agreement. No information provided pursuant to this Section 3.8 shall be deemed to cure any inaccuracy in or breach of any representation, warranty or covenant made in this Agreement.

     .9   Damage. The Sellers and the Owners shall, promptly after learning of
          ------
the same, give the Acquirer written notice of any material damage to one or more of the Properties, describing such damage, whether such damage is covered by insurance and the estimated cost of repairing such damage. In the event of any such damage to one or more of the Properties which under the applicable Lease is not the tenant's responsibility to repair, (a) the Sellers and the Owner of the Property affected by such damage shall, to the extent practicable and as may be required under the applicable Lease, begin repairs prior to the Closing out of any insurance proceeds received by the Owner of the Property affected by such damage, (b) at Closing, all insurance proceeds due to the Sellers and not yet received and all proceeds received by the Sellers but not expended prior to the Closing shall be assigned or given, as the case may be, to the Acquirer (including rent loss insurance applicable to any period from and after the Closing Date, (c) any uninsured damage or deductible and any post-Closing rent abatement not covered by rent loss insurance proceeds delivered to the Sellers or the Owners, as reasonably estimated by the Acquirer and reasonably approved by the Sellers, shall be credited to the Acquirer at the Closing, and (d) the Acquirer shall assume the responsibility for repair after the Closing.

     .10  Condemnation.  The Sellers and the Owners of the Property affected
          ------------
shall, promptly after learning of the same, give the Acquirer written notice of any eminent domain proceedings that are contemplated, threatened or instituted by any body having the power of eminent domain with respect to one or more of the Properties. By notice to the Sellers and the Owner of such affected Property after the Acquirer receives notice of such contemplated, threatened or instituted proceedings, the Acquirer, Sellers and the Owner of the Property affected by such condemnation shall have the joint right during the pendency of this Agreement to negotiate and otherwise deal with the condemning authority in respect of such matter and shall cooperate in good faith in doing so.

     .11  Material Agreements.  The Sellers and the Owners shall not materially
          -------------------
amend, modify or terminate any material agreement, including, without limitation, the Sellers' operating agreement and certificate of formation and the Owners' operating agreement and certification of organization or partnership agreement and the certificate of limited partnership, as the case may be, except such agreements that may terminate pursuant to their own terms prior to the Closing, except with the consent of the Acquirer, which will not be unreasonably withheld or delayed.

     .12  Releases.  At Closing, Smith, SFC, and Mar Mar Realty Trust, a
          --------
Maryland real estate investment trust, will execute and deliver general releases to the Owners in the form attached hereto as Exhibit 3.12.
                                             ------------

     .13  Termination of Prior Contribution Agreement.  At Closing, Mar Mar
          -------------------------------------------
Realty Trust, Mar Mar Realty L.P., and the other parties thereto shall terminate that certain Contribution Agreement Relating to the Capitalization of Mar Mar Realty Trust dated as of July 9, 1998.

     .14  Satisfaction of Note.  At Closing, MMR Holdings shall satisfy,
          --------------------
discharge and pay that certain Subordinated Promissory Note dated December 29, 1998, made by the Owners and in favor of Smith in the original principal amount of Forty Million Dollars ($40,000,000).

     .15  Pre-Acquisition Lease Termination Agreement and Estoppel Certificate.
          --------------------------------------------------------------------
At Closing, (a) the Owners shall have terminated all of the Leases (including, without limitation, all licenses and occupancy agreements (and any amendments thereto or extensions thereof), rights of occupancy, and rights of possession) with respect to the Properties, other than the Continuing Leases, using a Pre-Acquisition Lease Termination Agreement and Estoppel Certificate substantially in the form of Exhibit 6.3(a) attached hereto, and (b) with respect to the
               --------------
Continuing Leases, the Sellers and the Owners shall have delivered a Tenant Estoppel Certificate substantially in the form of Exhibit 6.3(b) attached
                                                  --------------
hereto.

                                   ARTICLE 4
             REPRESENTATIONS AND WARRANTIES OF SELLERS AND OWNERS

     .1   Representations and Warranties of Sellers.  Except as set forth in
          -----------------------------------------
Schedule X, the Sellers hereby represent and warrant to the Acquirer that the
----------
representations and warranties set forth below are true and correct as of the Effective Date and shall be true and correct in all material respects on and as of the Closing:

             (a)  Due Organization. Each Seller (other than Smith) has been duly
                  ----------------
organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and is qualified to do business and in good standing in all other jurisdictions where such qualification is necessary to carry on its business as now conducted except where the failure to so qualify would not have a material adverse effect on the ability of the Sellers and Owners to perform their respective obligations under this Agreement.

             (b)  Due Authorization.  Each Seller has full power and authority
                  -----------------
to enter into this Agreement and the other documents to be executed by it pursuant to this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Seller, as the case may be, of this Agreement have been, and the documents to be executed by it pursuant to this Agreement shall be, duly and validly approved by all necessary applicable action and no other actions or proceedings on the part of such Seller are necessary to authorize this Agreement and the transactions contemplated hereby and thereby. Each Seller has complied with applicable law and valid agreements binding upon it in connection with its solicitation of any necessary approvals or consents related to this transaction and obtaining appropriate authorization. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental instrumentality or any other Person is required to be made, obtained or given by such Seller in connection with the execution, delivery and performance of this Agreement and the documents executed by such Seller pursuant to this Agreement. The joinder of no entity or Person other than such Seller will be necessary to perform its obligations hereunder. Such Seller has duly and validly executed and delivered this Agreement. This Agreement constitutes, and the documents executed by such Seller pursuant to this Agreement when executed will constitute, legal, valid and binding obligations of such Seller enforceable against it in accordance with their respective terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and other similar laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (b) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief. Each Seller represents and warrants that the Interests to be sold by it to the Acquirer pursuant to the terms of this Agreement do not constitute "plan assets" (within the meaning of 29 C.F.R. ss.2510.3-101) of any "employee benefit plan" subject to Title I of ERISA or a "governmental plan" as defined in Section 3(32) of ERISA.

          (c)  Conflicts.  The execution and delivery of this Agreement and the
               ---------
other documents to be executed by each of the Sellers pursuant to this Agreement do not and will not conflict with or result in a breach of (with or without the passage of time or notice or both) the terms of any of the constituent documents of the Sellers, any judgment, order or decree of any court, governmental authority or arbitrator binding on the Sellers and, to the Sellers' knowledge, do not and will not breach or violate any applicable law, rule or regulation of any governmental authority. Except with respect to (i) the terms of the Mortgage Debt for which the Sellers will use commercially reasonable efforts to obtain the consent of the Lender to permit the modification and assumption of the Mortgage Debt by Acquirer, and (ii) that certain loan from First Union National Bank ("FUNB") to Smith in the original principal amount of Forty Million Dollars ($40,000,000), pursuant to that certain Credit Agreement dated as of December 29, 1998, the execution and delivery of, and performance by the Sellers and the Owners under this Agreement, and the documents executed by the Sellers pursuant to this Agreement, will not result in a breach or violation of (with or without the passage of time or notice or both) the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Sellers are a party or by which the Sellers are bound or to which any of the Properties are subject.

          (d)  Litigation.  Except as shown on Schedule 4.1(d) attached hereto,
               ----------                      ---------------
there is no action, suit, litigation or proceeding (i) pending or, to the Sellers' knowledge, threatened against the Owners, (ii) pending or, to the Sellers' knowledge, threatened against the Sellers which, if adversely determined, would have a material adverse effect on the financial condition of the Sellers, or (iii) which challenges or impairs the ability of any such Seller to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated herein.

          (e)  Ownership of MMR Holdings, MMR Viking and MMR Tennessee and
               -----------------------------------------------------------
Properties.
----------

                    (i) The Smith Interests and the Holdings Interests, as set forth in the Recitals, are owned by Smith and MMR Holdings, respectively, free and clear of all Liens. The Membership Interests are owned by Smith and SFC, as set forth in the Recitals, free and clear of all Liens. The Owners hold an owner's title insurance policy for each Property. With respect to each Property, since the effective date of the owner's title insurance policy therefor, the applicable Owner has not sold, transferred or encumbered any interest in such Property or suffered any Liens (other than Permitted Exceptions) to be placed against such Property, and no claim has been made or judgment entered against the applicable Owner in connection with such Property.

                    (ii) The Interests were validly issued, fully paid and, except for any general partnership interest, non-assessable, and constitute all of the issued and outstanding partnership interests of MMR Viking and membership interests of MMR Holdings and MMR Tennessee, as the case may be; all such Interests were not issued in violation of any preemptive rights. The Interests were issued in compliance with applicable law and the relevant organizational documents (as then in effect). There are no enforceable rights, subscriptions, warrants, options, conversion rights, preemptive rights or agreements of any kind outstanding to purchase or to otherwise acquire any of the interests of MMR Holdings, MMR Viking or MMR Tennessee or in any securities or obligations of any kind convertible into any interests in MMR Holdings, MMR Viking or MMR Tennessee or other equity interests or profit participations of any kind. The Owners are and, as of the Closing Date, will be subject to no liabilities, whether matured or contingent, whether disclosed or undisclosed, except for (A) such liabilities which have been taken into account in determining the Adjusted Purchase Price, (B) any Mortgage Debt or other mortgage debt to be repaid or assumed as of the Closing Date, and (C) any other liabilities which have arisen in the ordinary course of business (which shall be paid or discharged on or before the Closing Date).

             (f)  Distributions and Payments.  All material obligations and
                  --------------------------
disclosures and all distributions in connection with the sale of the Membership Interests by the Sellers that, under applicable law or any applicable, valid and binding agreements, are required to be performed, given or made with respect to any Person that directly or indirectly holds an interest in the Sellers shall, at the Closing Date, have been performed, given and made.

             (g)  No Brokers.  Neither the Sellers nor any of their respective
                  ----------
officers, partners, directors, employees or agents has employed or made any agreement with any broker, finder or similar agent or any Person or firm which will result in the obligation of the Acquirer or any of its affiliates to pay any finder's fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

             (h)  Solvency.  Each Seller is solvent as of the date hereof and
                  --------
will be solvent immediately following the transaction contemplated by this Agreement.

     .2   Representations and Warranties of Owner.  Except as set forth in
          ---------------------------------------
Schedule X, the Owners hereby represent and warrant to the Acquirer that the
----------
representations and warranties set forth below:

             (a)  Due Organization.  Each Owner has been duly organized and is
                  ----------------
validly existing and in good standing under the laws of its jurisdiction of organization, and is qualified to do business and in good standing in all other jurisdictions where such qualification is necessary to carry on its business as now conducted except where the failure to so qualify would not have a material adverse effect on the ability of the Sellers and Owners to perform their respective obligations under this Agreement.

             (b)  Due Authorization.  Each Owner has full power and authority to
                  -----------------
own, lease, operate and sell the Properties and has full power and authority to enter into this Agreement and the other documents to be executed by it pursuant to this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each

Owner of this Agreement have been, and the documents to be executed by it pursuant to this Agreement shall be, duly and validly approved by all necessary applicable action and no other actions or proceedings on the part of such Owner are necessary to authorize this Agreement and the transactions contemplated hereby and thereby. Each Owner has complied with applicable law and valid agreements binding upon it in connection with its solicitation of any necessary approvals or consents related to this transaction and obtaining appropriate authorization. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental instrumentality or any other Person is required to be made, obtained or given by such Owner in connection with the execution, delivery and performance of this Agreement and the documents executed by such Owner pursuant to this Agreement. The joinder of no entity or Person other than such Owner will be necessary to perform its obligations hereunder. Such Owner has duly and validly executed and delivered this Agreement. This Agreement constitutes, and the documents executed by such Owner pursuant to this Agreement when executed will constitute, legal, valid and binding obligations of such Owner enforceable against it in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and other similar laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief.

          (c)  Conflicts.  The execution and delivery of this Agreement and the
               ---------
other documents to be executed by each of the Owners pursuant to this Agreement do not and will not conflict with or result in a breach of (with or without the passage of time or notice or both) the terms of any of the constituent documents of the Owners, any judgment, order or decree of any court, governmental authority or arbitrator binding on the Owners and, to the Owners' knowledge, do not and will not breach or violate any applicable law, rule or regulation of any governmental authority. Except with respect to the terms of the Mortgage Debt for which the Owners will use commercially reasonable efforts to obtain the consent of the Lender to permit the modification and assumption of the Mortgage Debt by Acquirer, the execution and delivery of, and performance by the Owners under this Agreement, and the documents executed by the Owners pursuant to this Agreement, will not result in a breach or violation of (with or without the passage of time or notice or both) the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Owners are a party or by which the Owners are bound or to which any of the Properties are subject.

          (d)  Litigation.  Except as shown on Schedule 4.1(d) attached hereto,
               ----------                      ---------------
there is no action, suit, litigation or proceeding (i) pending or, to the Owners' knowledge, threatened against the Owners, (ii) pending or, to the Owners' knowledge, threatened against the Sellers which, if adversely determined, would have a material adverse effect on the financial condition of the Sellers, or (iii) which challenges or impairs the ability of any such Owner to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated herein.

          (e)  Repair and Service Contracts.  There are no repair or service
               ----------------------------
contracts to which the Owners are a party.

          (f)  Leases and Rent Roll.  The documents constituting the Leases
               --------------------
(including, without limitation, all amendments, modifications, supplements, renewals, extensions and guarantees in connection therewith) that are delivered to the Acquirer pursuant to this Agreement are true, correct and complete, in all material respects. There are no leasing or other fees or commissions due, nor will any become due, pursuant to the terms of any Lease or any renewal or extension or expansion of any Lease, and no understanding or agreement with any party exists as to payment of any leasing commissions or fees regarding future leases or as to the procuring of tenants. To the Owners' knowledge, except as disclosed in the Leases, no tenants have asserted in writing that there are any defenses or offsets to rent accruing before or after the Closing Date. The Owners have not received any notice of any default or breach on the part of the landlord under any Lease, nor, to the Owners' knowledge, does there exist any such default or breach on the part of the landlord. To the Owners' knowledge, all rental payments due under each Lease have been paid through the date hereof, the Owners have not received any prepayment of rent for a period in excess of thirty (30) days, and no condition or event exists which, with the giving of notice or the passage of time, or both, would constitute a material default by any tenant under any Lease. The Owners have no notice that any of the landlord's obligations to construct tenant improvements or reimburse the tenants for tenant improvements under the Leases have not been paid and performed in full, or any concessions from the landlord under the Leases have not been paid and performed in full. The Owners have no notice of any obligation, and have received no demand from any tenant, to perform any capital improvements or to provide funds for any tenant to perform capital improvements. All such improvements shall be completed without Liens and the costs of such improvements shall be fully paid as of the Closing Date. At Closing (I) each Lease with respect to a Property (other than the Continuing Leases) will (A) be a Sonic Lease within the meaning of the Sonic Agreement, and (B) be guaranteed by SAI, and (II) each Continuing Lease will be guaranteed by the Person, if any, guaranteeing such Lease as of the Effective Date.

          (g)  Financial Statements.  The unaudited and consolidated financial
               --------------------
statements of MMR Holdings as of March 31, 1999, for the quarter then ended, delivered to the Acquirer and any updates thereof requested by Acquirer prior to the Closing, are or will be true, correct and complete in all material respects. Such financial statements shall fairly present, in all material respects, the financial position of the Owners as of the dates thereof and the results of operations for the periods then ended, subject to normal year-end audit adjustments. Except as set forth in the unaudited consolidated financial statements, the Owners do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

          (h)  Permits, Legal Compliance and Notice of Defects.  No Owner has
               -----------------------------------------------
applied to or entered into any agreement with any governmental official, agency or body or with any other Person or entity with respect to any modification, variance or exception regarding zoning, building codes and similar laws and regulations that materially and adversely affects the value, use or operation of any of the Properties. Except as disclosed in due diligence materials delivered to the Acquirer, the Owners have received no written notice from any governmental authority that (i) the Owners do not have all licenses, permits and certificates necessary for the use and operation of the Properties (as presently used and operated), including, without limitation, all certificates of occupancy necessary for the occupancy of such Properties, except where the failure to have such licenses, permits and certificates would not materially and adversely affect the value, use or operation of the Property affected thereby, (ii) the Properties or the current use thereof violates any governmental law, rule regulation or code (exclusive of any Environmental Laws, which are addressed in Section 4.2(i)) or any covenants or restrictions encumbering such Properties, except such violations which would not materially and adversely affect the value, use or operation of the Property affected thereby, or (iii) there is any pending or contemplated condemnation or other eminent domain proceeding affecting all or any part of the Properties. Except as disclosed in due diligence materials delivered to the Acquirer, the Owners have no knowledge that any structural, mechanical, electrical, plumbing, roofing or other major system of any Property are in need of material repair or replacement. To the Owners' knowledge, the tenants of the Properties, now have in force insurance policies relating to such Properties as required by the Leases. Except as disclosed in due diligence materials delivered to the Acquirer, no Owner has received any written notice from any insurance company or underwriter of any defect that would materially adversely affect the insurability of any of the Properties. With respect to any Property for which the current owner's title insurance policy does not contain an ALTA 3.1 zoning endorsement and for which the Sellers have not provided to the Acquirer a zoning opinion letter, each of such Properties is currently zoned with a classification that permits the ownership and operation of an automobile dealership and the development, use and operation of such Property as currently being used without special exception or permit. The Owners have not received any written notice from or on behalf of a person or entity that can assert a claim in connection with a violation of a Permitted Exception that the Owners have not performed all obligations under and no Owner is in default in complying with the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way and easements constituting one or more of the Permitted Exceptions.

          (i)  Environmental.  The Owners have no knowledge, without independent
               -------------
investigation, of any violation of Environmental Laws related to the Properties or the presence or release of Hazardous Materials on or from such Properties, except as reflected in the environmental reports listed or otherwise disclosed on Schedule 4.2(i). Schedule 4.2(i) is a list of all written environmental
   ---------------   ---------------
reports and results of environmental inspections and tests in the possession of the Owners, which list is complete in all material respects.

          (j)  No Employees.  The Owners have never maintained any deferred
               ------------
compensation plan, bonus plan, stock option plan, employee stock purchase plan, incentive compensation plan, agreement, arrangement or commitment. As of the Closing Date, the Owners will have no employees. As of the Closing Date, no former employee of the Sellers or Owners will have any claims against any Owner in connection with any employment contract, agreement or employment relationship between such employee and any Owner. The Owners have never maintained or had any obligation to contribute to (i) an "employee pension benefit plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is not a "multi-employer plan" within the meaning of
Section 3(37) of ERISA, (ii) an "employee welfare benefit plan," as defined in
Section 3(1) of ERISA which is not a "multi-employer plan" within the meaning of
Section 3(37) of ERISA, or (iii) a Pension Benefit Plan or Welfare Benefit Plan which is a "multi-employer plan" as defined in Section 3(37) of ERISA.

          (k)  Ownership of MMR Holdings, MMR Viking and MMR Tennessee and
               -----------------------------------------------------------
Properties.
----------

                    (i) The Smith Interests and the Holdings Interests, as set forth in the Recitals, are owned by Smith and MMR Holdings, respectively, free and clear of all Liens. The Membership Interests are owned by Smith and SFC, as set forth in the Recitals, free and clear of all Liens. The Owners hold an owner's title insurance policy for each Property. With respect to each Property, since the effective date of the owner's title insurance policy therefor, the applicable Owner has not sold, transferred or encumbered any interest in such Property or suffered any Liens (other than Permitted Exceptions) to be placed against such Property, and no claim has been made or judgment entered against the applicable Owner in connection with such Property.

                    (ii) The Interests were validly issued, fully paid and, except for any general partnership interest, non-assessable, and constitute all of the issued and outstanding partnership interests of MMR Viking and membership interests of MMR Holdings and MMR Tennessee, as the case may be; all such Interests were not issued in violation of any preemptive rights. The Interests were issued in compliance with applicable law and the relevant organizational documents (as then in effect). There are no enforceable rights, subscriptions, warrants, options, conversion rights, preemptive rights or agreements of any kind outstanding to purchase or to otherwise acquire any of the interests of MMR Holdings, MMR Viking or MMR Tennessee or in any securities or obligations of any kind convertible into any interests in MMR Holdings, MMR Viking or MMR Tennessee or other equity interests or profit participations of any kind. The Owners are subject to no liabilities, whether matured or contingent, whether disclosed or undisclosed, except for (A) such liabilities which have been taken into account in determining the Adjusted Purchase Price, (B) any Mortgage Debt or other mortgage debt to be repaid or assumed as of the Closing Date, and (C) any other liabilities which have arisen in the ordinary course of business (which are the responsibility of such Seller or Owner). As of the Closing Date, the Owners will be subject to no liabilities, whether matured or contingent, whether disclosed or undisclosed, except for (A) such liabilities which have been taken into account in determining the Adjusted Purchase Price, and (B) any Mortgage Debt or other mortgage debt to be repaid or assumed as of the Closing Date.

             (l)  No Brokers.  Neither the Owners nor any of their respective
                  ----------
officers, partners, directors, employees or agents has employed or made any agreement with any broker, finder or similar agent or any Person or firm which will result in the obligation of the Acquirer or any of its affiliates to pay any finder's fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

             (m)  Solvency. Each Owner is solvent as of the date hereof and will
                  --------
be solvent immediately following the transaction contemplated by this Agreement.

                                   ARTICLE 5
                REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER

     The Acquirer hereby represents and warrants to the Sellers that the representations and warranties set forth below are true and correct as of the Effective Date and shall be true and correct in all material respects on and as of the Closing:

     .1   Due Organization. The Acquirer has been (or will be as of the Closing)
          ----------------
duly organized and is (or will be as of the Closing) validly existing and in good standing under the laws of its jurisdiction of organization, and is qualified to do business in all other jurisdictions where such qualification is necessary to carry on its business as now conducted and as proposed to be conducted except where the failure to so qualify would not have an adverse effect on the ability of such party to perform its obligations under this Agreement.

     .2   Due Authorization.  The Acquirer has full power and authority to enter
          -----------------
into this Agreement and the other documents to be executed by it pursuant to this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Acquirer of this Agreement have been, and the other documents to be executed by it pursuant to this Agreement shall be, duly and validly approved by all necessary limited liability company or limited partnership action and no other consent or approval on the part of the Acquirer is necessary to authorize this Agreement and the other documents to be executed by it pursuant to this Agreement and the transactions contemplated hereby. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental instrumentality (including, without limitation, any filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), or any other entity or Person (including without limitation, its shareholders or partners) is required to be made, obtained or given by the Acquirer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for such consents as have been obtained or will be obtained by the Closing. Each of the Acquirer has duly and validly executed and delivered this Agreement. This Agreement constitutes, and the documents executed by the Acquirer, as the case may be, pursuant to this Agreement when executed will constitute, legal, valid and binding obligations of the Acquirer, as the case may be, enforceable against such party in accordance with their respective terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and other similar laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (b) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief.

     .3   Conflicts.  The execution and delivery of this Agreement and the other
          ---------
documents to be executed by the Acquirer pursuant to this Agreement, and the performance by the Acquirer under this Agreement and such other documents, do not and will not conflict with or result in a breach of (with or without the passage of time or notice or both) the terms of any of the constituent documents of the Acquirer or any judgment, order or decree of any court, governmental authority or arbitrator binding on the Acquirer and, to the Acquirer's knowledge, do not and will not breach or violate any applicable law, rule or regulation of any governmental authority. The execution and delivery of, and performance by the Acquirer under this Agreement and the documents executed by the Acquirer will not result in a breach or violation of (with or without the passage of time or notice or both) the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Acquirer is a party or by which the Acquirer is bound.

     .4   Litigation.  There is no action, suit or proceeding pending or, to the
          ----------
Acquirer's knowledge, threatened against the Acquirer which, if adversely determined, would have a material adverse effect on the financial condition or results of operations of the Acquirer or which challenges or impairs the ability of the Acquirer to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated herein.

     .5   Solvency.  The Acquirer has been solvent at all times prior to and
          --------
will be solvent immediately following the Closing.

     .6   No Brokers.  The Acquirer or any of its members, officers, directors,
          ----------
trustees or employees has not used any investment banker, broker, trader or similar agent or any Person or firm which will result in the obligation of the Acquirer to pay any finder's fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

                                   ARTICLE 6
              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRER

     The obligation of the Acquirer to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of the Acquirer to carry out the provisions of this Agreement unless such failure is waived in writing by the Acquirer. Promptly after becoming aware that any of the following conditions has not been or cannot be satisfied at or prior to the Closing, the Acquirer shall so notify all other parties to this Agreement.

     .1   Representations and Warranties.  The representations and warranties
          ------------------------------
made by the Sellers and the Owners in Article 4 of this Agreement and the statements contained in any document furnished by the Sellers or the Owners in connection with the Closing pursuant to this Agreement shall be true, correct and complete when made and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except to the extent any such representation and warranty is limited to a specific date by its express terms), except for inaccuracies which, individually or in the aggregate, would not have a material adverse effect on (a) a Property, (b) the financial condition of an Owner, or (c) the results of operations of an Owner.

     .2   Compliance with Agreements and Covenants.  All Persons other than the
          ----------------------------------------
Acquirer shall have performed and complied with all of their covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date, except for failures to perform or comply which, individually or in the aggregate, would not have a material adverse effect on (a) a Property, (b) the financial condition of an Owner, or (c) the results of operations of the Owner.

     .3   Pre-Acquisition Lease Termination Agreement and Estoppel Certificate.
          --------------------------------------------------------------------
The Owners shall have terminated all of the Leases (including, without limitation, licenses and occupancy agreements (and any amendments thereto or extensions thereof), rights of occupancy and rights of possession), other than the Continuing Leases, using a Pre-Acquisition Lease Termination Agreement and Estoppel Certificate substantially in the form of Exhibit 6.3(a) attached
                                                  --------------
hereto. With respect to the Continuing Leases, the Sellers and the Owners shall have delivered a Tenant Estoppel Certificate substantially in the form of
Exhibit 6.3(b) attached hereto.
--------------

     .4   Other Contracts. As of the Closing Date, there shall exist no material
          ---------------
default by any Owner under any material agreement to which any Owner is a party or to which the Properties are subject.

     .5   Legal Proceedings.  As of the Closing Date, no litigation, action or
          -----------------
proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by the Acquirer.

     .6   Leases and Guaranties.  The Sellers and the Owners will have delivered
          ---------------------
or caused to be delivered the Sonic Leases and Sonic Guarantees as required under the Sonic Agreement.

     .7   Other Conditions.  All other conditions to the obligations of the
          ----------------
Acquirer set forth in this Agreement shall have been satisfied as of the dates required.

                                   ARTICLE 7
                CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS
                                  AND OWNERS

     The obligation of each Seller and Owner to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of all Sellers and Owners to carry out the provisions of this Agreement unless such failure is waived in writing by all Sellers and Owners. Promptly after becoming aware that any of the following conditions has not been or cannot be satisfied at or prior to the Closing, any Seller or Owner shall so notify the Acquirer.

     .1   Representations and Warranties.  The representations and warranties
          ------------------------------
made by the Acquirer in Article 5 of this Agreement and the statements contained in any document furnished by the Acquirer in connection with the Closing pursuant to this Agreement shall be true, correct and complete when made and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except to the extent any such representation and warranty is limited to a specific date by its express terms), except for inaccuracies which, individually or in the aggregate for all parties, would not have a material adverse effect on the financial condition of the Acquirer.

     .2   Compliance with Agreements and Covenants.  Acquirer shall have
          ----------------------------------------
performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date, except for failures to perform or comply which, individually or in the aggregate, would not have a material adverse effect on the financial condition of the Acquirer.

     .3   Legal Proceedings.  No litigation, action or proceeding by or before
          -----------------
any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by the Sellers or the Owners.

     .4   Release of Liability.  Each Seller has been released from all personal
          --------------------
liability in connection with all of the Mortgage Debt to be incurred as of the Closing Date and thereafter, including, without limitation, liability for payments of principal, interest and liability for any type of indemnification under customary nonrecourse carveouts to the extent the act or omission, unless fraudulent or committed in bad faith before the Closing Date, giving rise to any such liability occurs on or after the Closing Date. Each Owner has been or contemporaneously with the Closing will be released by virtue of the payment of the Adjusted Purchase Price to the Sellers at Closing or otherwise from personal liability in connection with any indebtedness owed to any Seller.

     .5   Other Conditions.  All other conditions to the Sellers' or Owners'
          ----------------
obligations set forth in this Agreement shall have been satisfied as of the dates required.

                                   ARTICLE 8
                                    CLOSING

     .1   Closing.  The consummation of the transactions contemplated hereby
          -------
(the "Closing") shall take place at the offices of Parker, Poe, Adams & Bernstein (unless the parties otherwise agree) on or before (the "Closing Deadline") (a) August 17, 1999; provided that Lender has consented in writing to permit the assumption and modification of the Mortgage Debt by Acquirer on terms and conditions acceptable to the Acquirer (it being agreed that the fees, charges or other obligations imposed by the Lender relating to its consent to the assumption and modification of the Mortgage Debt by the Acquirer shall be the responsibility of the Acquirer, except to the extent the same constitute Acquisition Expenses), or (b) if Lender does not consent to such modification and assumption of the Mortgage Debt, the date that is ninety (90) days after the Effective Date. "Closing Date" shall mean the date on which the Closing occurs. A pre-Closing conference shall commence at least three (3) days before the Closing Date, during which all deliveries (other than any delivery of cash) shall be made into an escrow with the Title Company, or, at the option of the parties, such deliveries may be made in such manner as the parties may determine. All deliveries made during the pre-closing period shall be deemed deliveries made at the Closing, and the transfers described herein and all closing deliveries shall be deemed concurrent for all purposes. The deliveries set forth in this Article 8 shall be conditions precedent to the Closing. Upon completion of the deliveries set forth in this Article 8 and satisfaction of the other conditions to the Closing herein set forth, the parties shall direct the Title Company to make such deliveries and disbursements according to the terms of this Agreement and under an escrow instruction letter mutually acceptable to the parties hereto.

     .2   Deliveries by Sellers and Owners.  At the Closing, in addition to any
          --------------------------------
other documents or agreements required under any other provision of this Agreement, each Seller and Owner, as applicable, shall make the following deliveries and performance:

             (a)  Assignment of Interests.  The Sellers shall execute and
                  -----------------------
deliver to the Acquirer an assignment of all of the Membership Interests, such assignment to be substantially in the form attached hereto as Exhibit 8.2(a)(i);
                                                              -----------------
Smith shall execute and deliver to the Acquirer
an assignment of his partnership interests in MMR Viking, such assignment to be substantially in the form attached hereto as Exhibit 8.2(a)(ii); and Smith shall
                                             ------------------
execute and deliver to the Acquirer an assignment of his membership interests in MMR Tennessee, such assignment to be substantially in the form attached hereto as Exhibit 8.2(a)(iii);
   -------------------

          (b)  Title Searches, Surveys and Tenant Estoppels.  Except to the
               --------------------------------------------
extent previously delivered to the Acquirer, the requirements in Section 2.3 (Title Insurance), Section 2.4 (Survey), and Section 6.3 (Pre-Acquisition Lease Termination Agreement and Estoppel Certificate) shall have been complied with, provided such failure to comply with Section 2.3 or Section 2.4 is not caused by the Acquirer's failure to use commercially reasonable efforts to obtain a title policy or survey;

          (c)  Assumed Mortgage Documents.  In the event Lender consents to the
               --------------------------
modification and assumption of the Mortgage Debt on the terms and conditions acceptable to the Acquirer, the documents evidencing the modification and assumption of the Mortgage Debt;

          (d)  Notice to Tenants.  A notice to each tenant in form reasonably
               -----------------
satisfactory to the parties hereto, directing payment of all rents occurring after the Closing Date to be made to the Owner at the address of the Acquirer;

          (e)  FIRPTA.  A Foreign Investment in Real Property Tax Act ("FIRPTA")
               ------
affidavit executed by the Sellers. If any of the Sellers fails to provide the necessary affidavit and/or documentation of exemption on the Closing Date, the Acquirer may proceed in accordance with the withholding provisions as provided in FIRPTA;

          (f)  Affidavits.  Such owner's affidavit or other documents as are
               ----------
customarily provided by transferors of real estate in the applicable jurisdiction;

          (g)  Authority.  Evidence of the existence, organization and authority
              ---------
of the Sellers and the Owners and of the authority of the persons executing documents on behalf of such Seller and Owner reasonably satisfactory to the Acquirer;

          (h)  Delivery of Books and Records.  Delivery to the offices of the
               -----------------------------
Acquirer: the original Leases and the guarantees related thereto, as terminated in accordance with the Sonic Agreement; copies or originals of all books and records of account; contracts; copies of correspondence with tenants and suppliers; receipts for deposits; unpaid bills and other papers or documents which pertain to the Properties; all advertising materials, booklets, keys and other items, if any, used in the operation of the Properties; if in the possession or control of the Sellers or Owners, the original "as-built" plans and specifications and all other available plans and specifications; and any other items set forth in Exhibit 2.5(a)(ii); each Seller and Owner shall
                         ------------------
cooperate with the Acquirer after the Closing to provide to the Acquirer any such information stored electronically;

             (i)  Consents and Organizational Documents.  Copies of consents or
                  -------------------------------------
other appropriate documentation, executed by or on behalf of all Sellers and Owners who are not natural persons approving the entering into of this Agreement and the other documents contemplated herein by such Seller and agreeing, among other things, to be bound by the indemnification obligations set forth in
Article 12 and copies of the organizational documents certified by the appropriate officer, member or partner, that such organizational documents are true and complete and have not been amended or modified except as otherwise set forth in such certification;

             (j)  Amendment to Operating Agreements of MMR Holdings and MMR
                  ---------------------------------------------------------
Tennessee.  An amendment to the Operating Agreements of MMR Holdings reflecting
---------
the Sellers' assignment of their Interests to the Acquirer executed by SFC, Smith and MMR Holdings, as applicable;

             (k)  Amendment to the Partnership Agreements of MMR Viking.  An
                  -----------------------------------------------------
amendment to the partnership agreement of MMR Viking reflecting Smith's assignment of Smith's partnership interests to the Acquirer executed by Smith and MMR Viking, as applicable;

             (l)  Legal Opinion.  Usual and customary legal opinions from
                  -------------
counsel to the Sellers and the Owners, which opinions may be relied upon by the Acquirer and shall be substantially in the form attached hereto as Exhibit
                                                                   -------
8.2(l); and
------

             (m)  Payment of Acquisition Expenses; Reimbursement of Costs.  At
                  -------------------------------------------------------
the Closing, the Sellers shall pay all Acquisition Expenses and provide reasonable evidence therefor; and

             (n)  Other. Such other documents and instruments as may reasonably
                  -----
be required by the Acquirer, its counsel or the Title Company that may be necessary to consummate the transaction and to otherwise effect the agreements of the parties under this Agreement.

     .3   Deliveries by the Acquirer.  At the Closing, the Acquirer shall make
          --------------------------
the following deliveries and performance:

             (a)  Authority.  Evidence of existence, organization and authority
                  ---------
of the Acquirer and the authority of the person executing documents on behalf of the Acquirer;

             (b)  Mortgage Debt.  In the event Lender consents to the
                  -------------
modification and assumption of the Mortgage Debt, the documents evidencing the assumption of the Mortgage Debt and evidence of the release and discharge of the Sellers, as applicable for all personal liabilities under the Mortgage Debt in accordance with Section 7.5;

             (c)  Legal Opinions.  Usual and customary legal opinions from
                  --------------
counsel to the Acquirer, which opinions may be relied on by the Sellers, which shall be substantially the form attached hereto as Exhibit 8.3(c);
                                                   --------------

             (d)  Amendment to the Operating Agreements of MMR Holdings and MMR
                  -------------------------------------------------------------
Tennessee.  An amendment to the Operating Agreements of MMR Holdings and MMR
---------
Tennessee reflecting the Sellers' assignment of their Interests to the Acquirer executed by the Acquirer;

             (e)  Amendment to the Partnership Agreement of MMR Viking.  An
                  ----------------------------------------------------
amendment to the Partnership Agreement of MMR Viking reflecting Smith's assignment of his Interests to the Acquirer executed by the Acquirer; and

             (f)  Other. Such other documents and instruments as may reasonably
                  -----
be required by the Sellers, or their respective counsel that may be necessary to consummate the transaction and to otherwise effect the agreement of the parties under this Agreement.

     .4   Contingent Property.  On the Closing Date, without reducing the
          -------------------
Adjusted Purchase Price (but as a means of delaying the delivery to Sellers of that portion of the Adjusted Purchase Price allocated to each Contingent Property, the Acquirer may (or, if any Yield Differential would be payable as a result of the interest accruing on the Mortgage Debt on a long-term fixed-rate basis, shall) cause the Lender at Closing to place into an escrow account (or such other account as may be acceptable to Lender) an amount equal to the Allocated Mortgage Debt for such Contingent Property for the period commencing on the Closing Date and expiring on the Contingent Property Yield Differential Period Expiration Date (as hereinafter defined), in which event the Sellers shall pay to the Acquirer, not less often than monthly, the Yield Differential. At such time as Seller or an Affiliate of Seller reasonably approved in writing by the Acquirer obtains legal title to (a)(1)(A) such Contingent Property or (B) a Substitute Property, and the same is conveyed to the Acquirer on terms and conditions mutually agreeable to Seller or such Affiliate (as applicable) and the Acquirer, or (2) with the Sellers' prior written consent, the Acquirer elects to substitute another property owned by it for such Contingent Property, and (b) the Lender releases from escrow the Allocated Loan Proceeds for such Contingent or Substitute Property (the "Contingent Property Yield Differential Period Expiration Date"), the parties shall proceed to Closing with respect to such Contingent or Substitute Property in accordance with the other provisions of this Agreement (including, without limitation, Article 6 and the other sections of this Article 8). Notwithstanding the foregoing to the contrary, in the event that a Contingent or Substitute Property also constitutes an Unreviewed Property or a Disqualified Property, then, after Seller or its Affiliate obtains legal title to the Contingent Property or designates the Substitute Property, as applicable, such Property shall be governed by Sections
2.5 or 2.6 above, or both.

                                   ARTICLE 9

                          COOPERATION ON TAX MATTERS

     .1 Cooperation on Tax Matters.
        --------------------------

          (a) The Sellers, the Owners and the Acquirer agree to furnish, or cause to be furnished to the other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Properties as is reasonably necessary for (i) the filing of any Tax Return, the preparation for any Tax audit, and the prosecution or defense of any claim, suit and proceeding relating to any proposed Tax adjustment which may affect the allocation of tax liabilities under this Agreement, and (ii) the performance by the Sellers, the Owners and the Acquirer of their respective obligations under this Agreement. The Sellers, the Owners and the Acquirer shall keep all such information and documents received by them confidential unless otherwise required to be disclosed by law or by the order of a court.

          (b) The Sellers, the Owners and the Acquirer agree to give the other reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters of the Properties and, if so requested, the Sellers, the Owners and the Acquirer shall allow the requesting party to take possession of such books and records.

          (c) The Sellers, the Owners and the Acquirer shall cooperate with each other in the conduct of any audit or other proceedings with respect to the Properties for any Tax purposes.

          (d) The parties recognize that the transfer of Interests provided herein shall result in a termination of the Owners for Federal and state income tax purposes under Section 708 of the Code and that subsequent to the transfer of Interests provided herein, the Owners shall be disregarded for Federal and state income tax purposes.

               (i) The Sellers shall have the sole responsibility for preparing the Tax Returns of the Owners for periods prior to and ending on the Closing Date. The Acquirer shall allow the Sellers reasonable access to the records of the Owners for the purpose of preparing such Tax Returns.

               (ii) The Sellers shall be liable for, shall have the sole responsibility for paying and hereby jointly and severally agree to indemnify and hold the Acquirer harmless for and against any and all liability whatsoever for any Taxes relating to the Owners (or any Property) arising out of or relating to the periods prior to and ending on the Closing Date.

     .2 Representations and Warranties on Tax Matters.
        ---------------------------------------------

          (a) The Owners and the Sellers represent and warrant that as of the
Closing:

               (i) Each Owner is either (A) taxed as a partnership or (B) disregarded for Federal and state income tax purposes. No Owner or any member or partner of any Owner has made or will make an election under Treasury Regulation section 301.7701-3(c) that has caused or may cause any Owner to be classified as an association taxable as a corporation for Federal or state income tax purposes.

               (ii) The Owners are currently the beneficiaries of an extension of time within which to file their 1998 Tax Returns. In accordance with Section 9.1(d)(i), Sellers shall prepare the 1998 and partial year 1999 Tax Returns for Owners on or before October 15, 1999. The only jurisdictions in which the Owners are required to file Tax Returns relating to income (other than federal Tax Returns relating to income) are the jurisdictions in which the Properties are located, and no claim has ever been made by an authority in a jurisdiction other than the jurisdictions in which the Properties are located that any Owner may be subject to taxation.

               (iii) Each Owner has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, partner, member, or other third party.

          (b) No Federal, state or local taxing authority has asserted any tax deficiency, lien, interest or penalty against any Owner (or any property owned by any Owner) which has not been paid. No Owner has received any written notice of audit or investigation that is currently pending, and are not currently under any audit or investigation relating to Taxes that has not been resolved as of the date hereof. No event has occurred and no condition or circumstance exists which presents a material risk that any tax deficiency, lien, interest or penalty will be imposed on any Owner (or any property owned by any Owner).

                                  ARTICLE 10
            DISPOSITION OF CASH ASSETS AND TERMINATION OF CONTRACTS
                          OF THE OWNERS UPON CLOSING

     .1 Prior to the Closing, the Owners may distribute to the Sellers or their designees all of the cash assets of the Owner and the personal property of the Owners that, in the ordinary course of business, is located in the Owners' principal executive offices (the "Distributed Assets"), except for (a) any security deposits and any amounts representing prepaid rent or other income under the Leases applicable to any period of time after the Closing, (b) insurance proceeds to be given to the Acquirer pursuant to Section 3.9 hereof, and (c) proceeds from any condemnation awards under Section 3.10 hereof regarding any Property and received after the Effective Date and before the Closing Date, which excepted amounts shall be retained by the Owners for the benefit of the Acquirer.

     .2 Effective as of the first Closing Date, each Owner shall have (a) terminated all contracts and agreements to which it is a party (other than this Agreement), and (b) discharged all obligations and liabilities that have accrued as of the Closing Date and paid all amounts payable (other than any security deposits under the Leases).

                                  ARTICLE 11
                             DEFAULT AND REMEDIES

     .1 Default by the Acquirer.  If this transaction fails to close as a
        -----------------------
result of a material default by the Acquirer with respect to any of the terms of this Agreement, and such material default continues for a period of ten (10) days after the Sellers notify the Acquirer in writing of such default, the Sellers' sole and exclusive remedy for such material default shall be the right to cancel and terminate this Agreement and receive and retain the Deposit. Unless the Sellers waive the Acquirer's default in writing within five (5) days after the expiration of the 10-day period specified in the preceding sentence, or such default is cured within such 10-day period, this Agreement shall automatically terminate effective fifteen (15) days after the notice of default is given without the necessity of further notice being given. Upon such termination, each party shall be released from all duties or obligations contained herein and the Chicago Title Insurance Company shall immediately pay the Deposit to the Sellers as liquidated damages as the sole and exclusive remedy of the Sellers, it being understood and agreed that the Sellers are hereby releasing and/or waiving any right they might have to either specifically enforce this Agreement or to sue for damages. The Sellers have agreed to this liquidated damage provision because of the difficulty of ascertaining the Sellers' actual damages given the uncertainties of the real estate market, fluctuating property values and differences of opinion with respect to such matters.

     .2 Default by Sellers and Owners.  At any time prior to the Closing Date,
        -----------------------------
if there shall have been a material breach of any covenant, representation or warranty of any Seller or Owner hereunder, or failure of any condition to the Acquirer's obligation to close which is not or cannot be cured prior to five (5) Business Days before the Closing Date (except with respect to a default resulting solely in the exclusion of one or more Properties by Seller pursuant to clause (z) of Section 2.6 or the exclusion of one or more Properties by the Acquirer pursuant to Section 2.6, which shall be governed by the terms of
Section 2.6), then the Acquirer may elect, by written notice to the Sellers (a) to terminate this Agreement, whereupon the Deposit shall be returned to the Acquirer and the parties shall have no further rights or obligations hereunder except as otherwise expressly set forth herein, which notice shall be given by the Acquirer within thirty (30) days after becoming aware of such material breach, failure or material adverse change or development or such longer period to which the Sellers may agree; (b) to waive the default or failure to perform and proceed with the Closing; or (c) to pursue any legal or equitable remedies to which the Acquirer may be entitled on account of the foregoing, including, without limitation, specific performance.

                                  ARTICLE 12
                                INDEMNIFICATION

     .1 Agreement to Indemnify by the Sellers.  Subject to the terms and
        -------------------------------------
conditions of Section 12.5 hereof, the Sellers hereby jointly and severally agree to indemnify and save the Acquirer, the Owners, their respective shareholders, officers, directors and employees, and the successors and assigns of each of the foregoing (each an "Acquirer Indemnitee") harmless from and against, for and in respect of, any and all damages, losses, obligations, liabilities, demands, judgments, injuries, penalties, claims, actions or causes of action, encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees), suffered, sustained, incurred or required to be paid by any Acquirer indemnitee (collectively, "Acquirer's Damages") arising out of, based upon, in connection with, or as a result of:

          (a) the untruth, inaccuracy or breach of any representation and warranty of the Sellers or Owners (regardless of any knowledge thereof by the Acquirer at or prior to the Closing) contained in or made pursuant to this Agreement, including any Schedule or certificate delivered hereunder or in connection herewith; provided, however, the Sellers shall have no obligation to pay Acquirer's Damages pursuant to this Section 12.1(a) unless and until (and only to the extent that) all claims with respect to Acquirer's Damages pursuant to this Section 12.1(a) exceed a cumulative aggregate of total of Fifty Thousand Dollars ($50,000.00);

          (b) the breach or non-fulfillment of any covenant or agreement of any Seller or Owners contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto; or

          (c) any and all Taxes arising out of or based upon the Distributed Assets or the distribution thereof as contemplated by Article 10; or

          (d) any liability whether or not asserted or due to the extent accruing against any Owner or the Properties prior to the Closing except for breach of representations or warranties addressed in Section 12.1(a).

     .2 Agreement to Indemnify by Acquirer.  Subject to the terms and
        ----------------------------------
conditions of Section 12.5 hereof, the Acquirer hereby agrees to indemnify and save the Sellers and their successors and assigns (each a "Seller Indemnitee") harmless from or against, for and in respect of, any and all damages, losses, obligations, liabilities, demands, judgments, injuries, penalties, claims, actions or causes of action, encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees) suffered, sustained, incurred or required to be paid by any Seller Indemnitee arising out of, based upon or in connection with or as a result of:

          (a) the untruth, inaccuracy or breach of any representation and warranty of the Acquirer (regardless of any knowledge thereof by the Sellers at or prior to the Closing) contained in or made pursuant to this Agreement, including in any schedule or certificate delivered hereunder or in connection herewith; or

          (b) the breach or non-fulfillment of any covenant or agreement of the Acquirer contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto; or

          (c) any liability to the extent accruing against any Owner or the Properties after Closing.

     .3 Effectiveness.  The provisions of this Article 12 shall be effective
        -------------
upon consummation of the Closing and, prior to the Closing, shall have no force and effect.

     .4 Environmental Excluded.  The indemnities set forth in this Article 12
        ----------------------
do not cover indemnification relating to environmental conditions or claims including, without limitation, asbestosis, with the exception of a breach by the Sellers or Owners of their representations and warranties in Section 4.2(i). Each party explicitly reserves all rights with respect to such claims under any other provision of this Agreement and under applicable law.

     .5 Procedure.  The following provisions govern all actions for indemnity
        ---------
under this Article 12 and any other provision of this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee shall, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it shall be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of an indemnitee to deliver written notice to the indemnitor within a reasonable time after the indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to the indemnitor's ability to defend such action. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

     .6 Limitation on Liability.  Notwithstanding any other provision in this
        -----------------------
Article 12, the aggregate liability of each Seller, respectively, with respect to any and all liabilities, claims, demands, losses or damages effected under Section 12.1 shall not exceed the amount of the Purchase Price allocable to such Seller.

     .7 Exclusivity.  The parties hereto agree that, from and after the
        -----------
Closing Date, with respect to any breach or violation of any representation or warranty or any covenant, obligation or other term set forth in this Agreement or the other documents among Sellers and Acquirer delivered in connection herewith, the only relief and remedy available to a party in respect of such breach shall be (a) damages, but only to the extent properly claimable hereunder pursuant to this Article 12 as may be limited pursuant to Section 12.1 or
Section 12.5, (b) specific performance, if a court of competent jurisdiction in its discretion grants the same, or (c) injunctive or declaratory relief, if a court of competent jurisdiction in its discretion grants the same.

                                  ARTICLE 13
                                 MISCELLANEOUS

     .1 Survival.  The representations and warranties contained in this
        --------
Agreement and the indemnification obligations and other provisions of this Agreement that contemplate performance after the Closing shall survive the Closing for a period of five (5) years from the Closing Date (except that representations and warranties and related indemnification obligations relating to any of the Properties shall survive Closing for a period of one (1) year from the Closing Date) and shall not be deemed to be merged into or waived by the instruments of the Closing; provided, however, that the representations in
Section 9.2 shall survive the closing until thirty (30) days after the applicable statute of limitations period has expired. Notice of a good faith claim for indemnification under Article 12 must be given in writing by an indemnitee pursuant to Section 12.5 within five (5) years or one (1) year, as applicable, after the date of this Agreement if a claim in respect thereof is to be made against the indemnitor (other than claims arising out of a breach of the representations and warranties in Section 9.2, for which claims for indemnification shall be given during the applicable survival period). The Acquirer's obligation to pay the Second Purchase Price on the Second Funding Date, pursuant to Section 2.1 hereof, shall survive the Closing until such obligation is discharged.

     .2 Expenses.  Except with respect to the Acquisition Expenses as
        --------
otherwise expressly provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereby, including all costs and expenses incurred by such party in connection with (a) the performance of any due diligence reviews of the other parties and, as applicable, the Properties and (b) the acquisition or disposition, as applicable, of the Interests.

     .3 Additional Actions and Documents.  Each of the parties hereto hereby
        --------------------------------
agrees to use its commercially reasonable efforts to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement. The obligations of the parties set forth in this Section 13.3 shall survive the Closing and shall not be deemed to be merged into or waived by any instrument of conveyance delivered at Closing.

     .4 Remedies Cumulative.  The remedies provided in this Agreement shall be
        -------------------
cumulative and, except as otherwise expressly provided, shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

     .5 Entire Agreement; Amendment.  This Agreement, including the exhibits,
        ---------------------------
schedules and other documents referred to herein or therein or furnished pursuant hereto or thereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification or discharge is sought.

     .6 Notices.  All notices, demands, requests or other communications which
        -------
may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by facsimile, telegram, telecopy or telex, to the following addresses:

          If to the Acquirer        CAR MMR L.L.C.
          (and, on and after the    c/o Capital Automotive REIT
          Closing Date, to any      1420 Spring Hill Road
          Owner):                   Suite 525

                                    McLean, Virginia  22102
                                    Attn:  General Counsel
                                    Telecopy:  703-288-3375

          with a copy to:           Shaw Pittman
                                    2300 N Street, N.W.
                                    Washington, D.C.  20037
                                    Attn:  Richard F. Williamson, Esq.
                                    Telecopy:  202-663-8007

          If to any Seller:         Sonic Financial Corporation
                                    5401 East Independence Boulevard
                                    Charlotte, North Carolina  28212
                                    Attn:  William R. Brooks
                                    Telecopy:  704-532-3312

          with a copy to:           Parker, Poe, Adams & Bernstein, L.L.P.

                                      2500 Charlotte Plaza
                                      Charlotte, North Carolina  28244
                                      Attn:  Peter J. Shea, Esq.
                                      Telecopy:  704-334-4706

        If to any Owner               MMR Holdings, LLC
        (prior to the Closing Date):  6407 Idlewild Road
                                      Building 2, Suite 111
                                      Charlotte, North Carolina  28212
                                      Attn:  Mark J. Iuppenlatz
                                      Telecopy:  704-566-6031

        with a copy to:               Parker, Poe, Adams & Bernstein, L.L.P.
                                      2500 Charlotte Plaza
                                      Charlotte, North Carolina  28244
                                      Attn:  Peter J. Shea, Esq.
                                      Telecopy:  704-334-4706

Each party may designate by notice in writing a new address or additional addresses to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be hand delivered, sent, mailed, faxed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the confirmation receipt (with respect to a facsimile) or the answer-back (with respect to a telecopy or telex) being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     .7 Waivers.  No delay or failure on the part of any party hereto in
        -------
exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     .8 Counterparts.  This Agreement may be executed in counterparts, each of
        ------------
which shall be deemed an original, but all of which together shall constitute one and the same instrument. Faxed signatures shall have the same binding effects as original signatures.

     .9 Governing Law.  This Agreement, the rights and obligations of the
        -------------
parties hereto, and any claim or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of North Carolina (excluding the choice of law rules thereof).

     .10 Assignment.  No party hereto shall assign its rights and/or
         ----------
obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other parties hereto; provided, that the Acquirer may assign its rights and/or obligations under this Agreement to any Affiliate. Notwithstanding any assignment by the Acquirer of its rights and obligations under this Agreement, the Acquirer shall remain liable for its obligations under this Agreement, jointly and severally, with any assignee.

     .11 No Third Party Beneficiaries.  This Agreement is solely for the
         ----------------------------
benefit of the parties hereto, and no provision of this Agreement shall be deemed to confer any benefit on any third party.

     .12 Confidentiality.
         ---------------

          (a) Before the Closing Date, no Seller, directly or indirectly, shall make any public announcement or disclosure of this Agreement or any information related to this Agreement to third parties, other than their respective auditors and accountants, legal counsel, tenants and lenders without the prior written consent of the Acquirer.

          (b) As used herein, "Confidential Material" means, with respect to each party hereto (the "Providing Party"), all information, whether oral, written or otherwise, furnished to any other party hereto (the "Receiving Party") or such Receiving Party's directors, officers, partners, affiliates, employees, agents or representatives (collectively, "Representatives"), by the Providing Party and all reports, analyses, compilations, studies and other material prepared by the Receiving Party or its Representatives (in whatever form maintained, whether documentary, computer storage or otherwise) containing, reflecting or based upon, in whole or in part, any such information. The term "Confidential Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party, its Representatives or anyone to whom the Receiving Party or any of its Representatives transmit any Confidential Material in violation of this Agreement, (ii) is or becomes known or available to the Receiving Party on a non-confidential basis from a source (other than the Providing Party or another Receiving Party or one of their Representatives) who is not, to the knowledge of the Receiving Party after reasonable inquiry, prohibited from transmitting the information to the Receiving Party or its Representatives by a contractual, legal, fiduciary or other obligation or (iii) is subsequently disclosed in any other public disclosure permitted under this Section 13.12.

          (c) Subject to paragraph (d) below or except as required by law or as ordered by a court of competent jurisdiction, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or its Representatives, in whole or in part, and will not be used by the Receiving Party or its Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Consolidation or the conducting, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to its Representatives only if and to the extent that such Representatives need to know the Confidential Material for purposes of such transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section 13.12. In any event, each Receiving Party will be responsible for any actions by its Representatives which are not in accordance with the provisions hereof.

          (d) In the event that any Receiving Party, its Representatives or anyone to whom such Receiving Party or its Representatives supply the Confidential Material, are requested (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal process) to disclose any Confidential Material, such Receiving Party agrees (i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking available legal steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

          (e) The provisions of this Section 13.12 shall terminate upon the Closing. In the event of the termination of this Agreement in accordance with its terms, promptly upon request from a Providing Party, each Receiving Party shall, except to the extent prevented by law, redeliver to such Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to such Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.

     .13 Severability.  If any provision of this Agreement shall be held
         ------------
invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     .14 Acquirer Access to Information.  Upon the Acquirer's reasonable
         ------------------------------
request, at any time before or after the Closing Date, each Seller and Owner shall provide the Acquirer reasonable access to the books and records of the Properties and all related information in order for the Acquirer to verify any payments or receipts from tenants, suppliers, service providers and any other party.

     .15 Information and Audit Cooperation.  At the Acquirer's request, at any
         ---------------------------------
time before or after the Closing Date, the Sellers and the Owners shall provide to the Acquirer's designated independent auditor access to the books and records of the Properties and all related information regarding the period for which the Acquirer or any of its Affiliates are required to have the Properties audited under the regulations of the Securities and Exchange Commission, and a representation letter regarding the books and records of the Properties substantially in the form of Exhibit 13.15 in connection with the normal course
                             -------------
of auditing the Properties in accordance with generally accepted auditing standards.

     .16 Binding Effect.  This Agreement shall inure to the benefit of and be
         --------------
binding upon the parties hereto and their respective successors and assigns.

     .17 Headings.  The headings contained in this Agreement are for reference
         --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     .18 Limitation of Liability.  Any obligation or liability whatsoever of
         -----------------------
the Acquirer which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of the Acquirer's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

     .19 Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE
         --------------------
PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE PROVISIONS OF THIS SECTION 13.19 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

     .20 No Board Seat.  The Sellers acknowledge and agree that nothing
         -------------
contained in this Agreement shall be construed or deemed to grant any Seller the power or right to designate or appoint a member of the Board of Trustees of Capital Automotive REIT, a Maryland real estate investment trust.

               [Remainder Of This Page Left Intentionally Blank]


                       [Signatures Follow On Next Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Acquisition Agreement to be duly executed on their behalf as of the date first above written.


                                  ACQUIRER:

                                  CAR MMR L.L.C., a Delaware limited liability
                                    company

                                  By:   Capital Automotive L.P., a Delaware
                                        limited partnership,
                                        its Managing Member

                                        By:   Capital Automotive REIT,
                                              a Maryland real estate
                                              investment trust,
                                              its General Partner


                                              By:  /s/ David S. Kay
                                                  ----------------------------
                                              Name:  David S. Kay
                                                   ---------------------------
                                              Title: Vice President and
                                                     Chief Financial Officer
                                                     -------------------------

                                  SELLERS:


                                  /s/ O. Bruton Smith
                                 --------------------------------------------
                                  O. BRUTON SMITH, individually


                                  SONIC FINANCIAL CORPORATION,
                                   a North Carolina corporation


                                  By:  /s/ William R. Brooks
                                      ----------------------------------------
                                  Name: William R. Brooks
                                        -------------------------------------
                                  Title: Vice President
                                         -------------------------------------

                      [Signatures Continue On Next Page]

                   [Signature Page To Acquisition Agreement]

                                     OWNERS:

                                     MMR HOLDINGS, L.L.C.,
                                      a North Carolina limited liability company


                                     By:     /s/ Benjamin F. Bracy
                                             ----------------------------------
                                     Name:   Benjamin F. Bracy
                                             ----------------------------------
                                     Title:  President
                                             ----------------------------------

                                     MMR VIKING INVESTMENT ASSOCIATES,
                                      L.P., a Texas limited partnership


                                     By:     /s/ O. Bruton Smith
                                             ----------------------------------
                                     Name:   O. Bruton Smith
                                             ----------------------------------
                                     Title:  General Partner
                                             ----------------------------------

                                     MMR TENNESSEE, L.L.C.,
                                      a North Carolina limited liability company


                                     By:     /s/ Benjamin F. Bracy
                                             ----------------------------------
                                     Name:   Benjamin F. Bracy
                                             ----------------------------------
                                     Title:  President
                                             ----------------------------------



                   [Signature Page To Acquisition Agreement]

                              AMENDMENT NUMBER 1
                                      TO
                             ACQUISITION AGREEMENT

     THIS AMENDMENT NUMBER 1 TO ACQUISITION AGREEMENT ("Amendment") is made and entered into as of the 8/th/ day of July, 1999, by and among (i) O. BRUTON SMITH, an individual ("Smith"), (ii) SONIC FINANCIAL CORPORATION, a North Carolina corporation ("SFC" and, together with Smith, the "Sellers"), (iii) MMR HOLDINGS, L.L.C., a North Carolina limited liability company ("MMR Holdings"),
(iv) MMR VIKING INVESTMENT ASSOCIATES, L.P., a Texas limited partnership ("MMR Viking"), (v) MMR TENNESSEE, L.L.C., a North Carolina limited liability company ("MMR Tennessee" and, together with MMR Holdings and MMR Viking, the "Owners"), and (vi) CAR MMR L.L.C., a Delaware limited liability company (the "Acquirer"), and amends the Acquisition Agreement dated as of June 30, 1999 (the "Agreement") by and among the Sellers, the Owners and the Acquirer, under the following circumstances:

     WHEREAS, the parties to the Agreement desire to amend the Agreement pursuant to Section 13.5 thereof.

     NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

     Section 1. Amendment of Section 8.1 of the Agreement. The date of August 17, 1999 contained in clause (a) of Section 8.1 of the Agreement is hereby amended to read August 16, 1999.

     Section 2. Miscellaneous.

     (a) Effectiveness of Agreement.  Except as expressly amended in Section 1
         --------------------------
of this Amendment, all provisions of the Agreement shall remain in full force and effect, binding on and for the benefit of the parties thereto, as when originally executed and delivered. This Amendment shall be considered and construed as part of the Agreement.

     (b) Binding Effect.  This Amendment shall inure to the benefit of and be
         --------------
binding upon the parties hereto and their respective successors and assigns.

     (c) Headings.  The headings contained in this Amendment are for reference
         --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (d) Counterparts.  This Amendment may be executed in counterparts, each of
         ------------
which shall be deemed an original, but which together shall constitute one and the same instrument. Faxed signatures shall have the same binding effects as original signatures.

                      [SIGNATURES TO FOLLOW ON NEXT PAGE]


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their behalf as of the date first above written.


                                   ACQUIRER:

                                   CAR MMR L.L.C., a Delaware limited liability
                                    company

                                   By:      Capital Automotive L.P., a Delaware
                                             limited partnership,
                                             its Managing Member

                                            By:   Capital Automotive REIT,
                                                   a Maryland real estate
                                                   investment trust,
                                                   its General Partner


                                                  By:     /s/ John M. Weaver
                                                         ----------------------
                                                  Name:   John M. Weaver
                                                         ----------------------
                                                  Title:  Vice President
                                                         ---------------------

                                   SELLERS:


                                   /s/ O. Bruton Smith
                                  -------------------------------------------
                                   O. BRUTON SMITH, individually


                                   SONIC FINANCIAL CORPORATION,
                                    a North Carolina corporation


                                   By:      /s/ William R. Brooks
                                           -----------------------------------
                                   Name:    William R. Brooks
                                           -----------------------------------
                                   Title:   Vice President
                                           -----------------------------------


                      [Signatures Continue On Next Page]

                                   OWNERS:

                                   MMR HOLDINGS, L.L.C.,
                                    a North Carolina limited liability company


                                   By:    /s/ Benjamin F. Bracy
                                         -------------------------------------
                                   Name:  Benjamin F. Bracy
                                         -------------------------------------
                                   Title: President
                                         -------------------------------------

                                   MMR VIKING INVESTMENT ASSOCIATES,
                                    L.P., a Texas limited partnership


                                   By:    /s/ O. Bruton Smith
                                         -------------------------------------
                                   Name:  O. Bruton Smith
                                         -------------------------------------
                                   Title: General Partner
                                         -------------------------------------

                                   MMR TENNESSEE, L.L.C.,
                                    a North Carolina limited liability company


                                   By:    /s/ Benjamin F. Bracy
                                         -------------------------------------
                                   Name:  Benjamin F. Bracy
                                         -------------------------------------
                                   Title: President
                                         -------------------------------------